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                                                                     EXHIBIT 5.1

                                GREENBERG TRAURIG
                              1750 Tysons Boulevard
                                   Suite 1200
                             McLean, Virginia 22102

                                December 27, 1999

perfumania.com inc.
11701 NW 101st Road
Miami, Florida 33178

                  Re:      perfumania.com inc.
                           Registration Statement on Form S-8

Ladies and Gentlemen:

         We are rendering this opinion in connection with the registration by perfumania.com inc., a Florida corporation (the "Company"), of 1,000,000 shares (the "Shares") of its common stock, par value $.01 per share, under the Securities Act of 1933, as amended, (the "Act") pursuant to the above-referenced Registration Statement (the "Registration Statement"). The Shares are reserved for issuance upon the exercise of options granted or to be granted under the Company's 1999 Incentive Stock Option Plan.

         We have examined a copy of the Registration Statement, the 1999 Incentive Stock Option Plan, as amended, the Amended and Restated Articles of Incorporation of the Company, and all amendments thereto, certified by the Secretary of State of Florida, and are familiar with the records of the Company's corporate proceedings as reflected in its minute books.

         Based on the foregoing, and upon such further investigation as we have deemed relevant, we are of the opinion that:

                  (a) The Company has been duly incorporated under the laws of the State of Florida.

                  (b) The Shares, when issued in accordance with the terms of the 1999 Incentive Stock Option Plan, including payment of the applicable purchase price, will be duly authorized, validly issued, fully paid and nonassessable.

         The opinions expressed herein are limited to questions arising under the laws of the State of Florida and the federal law of the United States, and we disclaim any opinion whatsoever with respect to matters governed by the laws of any other jurisdiction.

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         We consent to the filing of this opinion as an exhibit to the
Registration Statement relating to the Shares and to the use of our name wherever appearing in the Registration Statement and any amendment thereto. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the Rules and Regulations of the Securities and Exchange Commission thereunder.


                                                     Very truly yours,



                                                     /s/ GREENBERG TRAURIG







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